EXHIBIT 99.1

Network Appliance Announces Results for Third Quarter Fiscal Year 2006;
              Achieves 30% Year-over-Year Revenue Growth

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Feb. 15, 2006--Network Appliance, Inc. (NASDAQ:NTAP), the leader in advanced networked storage solutions, today reported results for the third quarter of fiscal year 2006. Revenues for the third fiscal quarter were $537.0 million, an increase of 30% compared to revenues of $412.7 million for the same period a year ago and an increase of 11% compared to $483.1 million in the prior quarter.
    For the third fiscal quarter, GAAP net income was $76.4 million, or $0.20 per share(1) compared to GAAP net income of $60.1 million, or $0.16 per share for the same period in the prior year. Non-GAAP(2) net income for the third fiscal quarter increased 35% to $84.7 million, or $0.22 per share, compared to non-GAAP net income of $62.8 million, or $0.16 per share for the same period a year ago.
    Revenues for the first nine months of the current fiscal year totaled $1.5 billion, compared to revenues of $1.1 billion for the first nine months of the prior fiscal year, an increase of 28% year over year.
    For the first nine months of the current fiscal year, GAAP net income increased 28% to $207.2 million, or $0.54 per share, compared with GAAP net income of $162.3 million, or $0.43 per share for the same period in the prior year. Non-GAAP net income for the first nine months of the current fiscal year increased 32% to $226.0 million, or $0.58 per share, compared to non-GAAP net income of $171.1 million, or $0.45 per share for the first nine months of the prior fiscal year.
    "NetApp achieved significant growth in revenue and profitability during the quarter, driven in large part by the compelling value proposition of our new FAS3000 midrange product line," said Dan Warmenhoven, CEO of Network Appliance. "We provide customers with the best storage utilization rates in the industry, allowing them to decrease their total cost of ownership and increase their return on investment. Combining this with the performance and ease-of-use inherent in our full line of systems and data protection solutions, we are seeing increased uptake of NetApp in data centers around the globe."

    Outlook

    -- Network Appliance estimates that year-over-year growth in revenue for the fourth quarter of fiscal year 2006 will be in the range of 28% to 30%.

    -- The company expects fourth quarter GAAP earnings per share to finish between $0.20 and $0.21 per share. Network Appliance expects fourth quarter non-GAAP earnings per share to be in the range of $0.22 to $0.23 per share.

    -- For the full fiscal year, Network Appliance estimates that revenues will finish in the range of 28% to 29% higher than fiscal year 2005.

    -- The company expects GAAP earnings per share for fiscal year 2006 to be between $0.73 and $0.74 per share. Network
        Appliance estimates full-year non-GAAP earnings per share to be in the range of $0.80 to $0.81 per share.

    Quarterly Highlights

    This quarter, NetApp(R) was listed in the "leader" quadrant for midrange enterprise disk arrays in Gartner's research note, "Magic Quadrant for Midrange Enterprise Disk Array, 2H05."(3) NetApp SAN solutions provide an unmatched combination of high-performance, robustness, and ease-of-use for Windows(R), Solaris(R), HP/UX, IBM AIX, and Linux(R) computing platforms.
    Also this quarter, according to IDC's Worldwide Quarterly Disk Storage Systems Tracker Q3 2005(4), NetApp demonstrated continued leadership in the iSCSI storage market, with number-one market share in capacity shipped (38.4%) and revenue (35.1%). NetApp maintained leadership in its core NAS market, with a 44.3% capacity share. Of the vendors tracked, NetApp posted the strongest year-over-year increase in FC SAN revenue, with a growth rate of 118%. Also according to IDC, NetApp experienced the fastest growth among the top five vendors in storage software with 49.4% year-over-year growth from Q2 2004 to Q2 2005 versus a market growth rate of 11.8% for the same period. Total NetApp market share in storage software grew from 5% in Q2 2004 to 6.6% in Q2 2005.
    Earlier in the quarter, NetApp unveiled its Uncompromised Security Initiative, a visionary program that challenges the status quo of data security and promises to deliver industry-best solutions to the enterprise. NetApp has numerous product lines shipping today that enable it to deliver uncompromised security, including Decru(R) DataFort(TM) storage security appliances, NetApp disk systems running Data ONTAP(R) security features, and NetCache(R) internet access and security appliances, as well as strong partnerships with leading vendors such as Symantec that enhance the security portfolio. The NetApp Uncompromised Security Initiative provides a vision and a roadmap for customers who expect best-in-class data management, coupled with military-grade security.
    In other product news, Network Appliance announced the NetCache C1300 system, the first enterprise Web security appliance delivering unmatched value for highly distributed environments and another component in the NetApp Uncompromised Security portfolio.
    Furthering the relationship with NetApp, this quarter IBM announced the introduction of the IBM(R) System Storage(TM) N5000, a new series of networked storage systems designed to help midrange customers dramatically reduce their total cost of ownership, particularly enterprises operating distributed networks across remote sites. The N5000 series represents the second major technology offering resulting from IBM's relationship with NetApp announced in April 2005.
    During the quarter, the FAS3020c was named "Best NAS Solution of the Year" in InfoWorld's 2006 Technology of the Year honors. This marked the second consecutive year that NetApp won Best NAS from InfoWorld. In 2005, the NetApp FAS200 series also received the award.
    On the partner front, NetApp unveiled several new solution enhancements and partner offerings with Acopia Networks, Cisco, Microsoft and Network Intelligence to address a variety of data concerns, including backup and recovery, file virtualization, data migration, log management lifecycles, storage management and consolidation.
    In corporate news, NetApp was named by FORTUNE magazine as one of the "100 Best Companies to Work For" for the fourth consecutive year. This year, NetApp again ranked in the top half of the list, at number 27, reflecting the company's emphasis on attracting and retaining the best talent in the industry and continuing to demonstrate the values of what NetApp CEO Dan Warmenhoven calls a "model company."
    Internationally, NetApp established a regional headquarters in Hong Kong as part of the company's continuing worldwide expansion and growth. The NetApp Hong Kong office will offer regional headquarters' functions to NetApp offices, distribution, channel and systems integrator partners in Asia Pacific, including Australia, Greater China, India, Japan, New Zealand, South Korea and Southeast Asia.
    NetApp celebrated 10 years as a publicly traded company on November 21, 2005. Tom Mendoza, president of NetApp, rang the opening bell at NASDAQ in New York, along with Dan Warmenhoven, CEO and David Hitz and James Lau, both founders and executive vice presidents.

    Conference Call and Webcast Information

    -- The NetApp quarterly results conference call will be broadcast live via the Internet at http://investors.netapp.com on Wednesday, February 15, 2006, at 1:30 p.m. Pacific Time. This press release and any other information related to the call will also be posted to the Web site at that location. The conference call will also be available live in a listen-only format at (800) 591-6930 in the United States and (617) 614-4908 outside the United States. The passcode for both numbers is 29758742.

    -- A replay will be available for seven days following completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, with replay code 12867394. The Webcast replay will be posted on our Web site for at least one year.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance solutions and services is available at www.netapp.com.

    "Safe Harbor" Statement under U.S. Private Securities Litigation Reform Act of 1995

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the fourth quarter of fiscal 2006 and for all of fiscal 2006, statements regarding the anticipated benefits of our FAS3000 product line, our Uncompromised Security Initiative, and regarding our OEM relationship with IBM or our partner offerings and solution enhancements. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward looking statements include general economic and industry conditions, including expenditure trends for storage-related products; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings, competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain and strengthen our relationships with strategic partners; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in Network Appliance, Inc.'s reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned "risk factors" in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

    (1) Earnings per share represent the diluted number of shares for all periods presented.
    (2) Non-GAAP results of operations exclude amortization of intangible assets, in process research and development, stock compensation, restructuring charges/recoveries, net gain/loss on investments and the related effects on income taxes, as well as certain discrete GAAP provision for income tax matters recognized ratably for non-GAAP purposes.
    (3) Magic Quadrant for Midrange Enterprise Disk Array, 2H05
    (4) IDC's Worldwide Quarterly Disk Storage Systems Tracker Q3 2005

    NetApp, Data ONTAP, Decru and NetCache are registered trademarks and Network Appliance and DataFort are trademarks of Network Appliance Inc. in the United States and other countries. Decru DataFort is a trademark of Decru Inc., a Network Appliance company, in the United States and other countries. IBM is a registered trademark of IBM. All other trademarks belong to their respective owners and should be treated as such.

    Network Appliance Usage of Non-GAAP Financials.

    The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. These non-GAAP financial measures exclude amortization of intangible assets, in process research and development, stock compensation, restructuring charges/recoveries, net gain/loss on investments and the related effects on income taxes, as well as certain discrete GAAP provision for income tax matters recognized ratably for non-GAAP purposes. We have excluded these items because they derive from unusual events that are not attributable to normal on-going operations and thus makes it more difficult for an investor to understand our recurring operational performance. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
    These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.



                        NETWORK APPLIANCE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)

                                                January       April
                                                   27,          30,
                                                  2006         2005
                                               ----------- -----------

                    ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                    $188,125    $193,542
    Short-term investments                        952,819     976,423
    Accounts receivable, net                      367,490     296,885
    Inventories                                    64,072      38,983
    Prepaid expenses and other                     35,768      32,472
    Deferred income taxes                          35,544      37,584
                                               ----------- -----------
        Total current assets                    1,643,818   1,575,889

PROPERTY AND EQUIPMENT, net                       492,793     418,749

GOODWILL                                          491,089     291,816
INTANGIBLE ASSETS, net                             82,433      21,448
OTHER ASSETS                                       59,817      64,745
                                               ----------- -----------
                                               $2,769,950  $2,372,647
                                               =========== ===========



     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                              $99,720     $83,572
    Income taxes payable                           38,226      20,823
    Accrued compensation and related benefits     113,067     100,534
    Other accrued liabilities                      66,790      53,262
    Deferred revenue                              336,944     261,998
                                               ----------- -----------
        Total current liabilities                 654,747     520,189

LONG-TERM DEFERRED REVENUE                        256,528     187,180
LONG-TERM OBLIGATIONS                               3,427       4,474
                                               ----------- -----------
                                                  914,702     711,843
                                               ----------- -----------

STOCKHOLDERS' EQUITY                            1,855,248   1,660,804
                                               ----------- -----------
                                               $2,769,950  $2,372,647
                                               =========== ===========


                        NETWORK APPLIANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)


                           Three Months Ended     Nine Months Ended
                           ------------------- -----------------------
                            January   January    January     January
                              27,       28,        27,         28,
                             2006      2005       2006        2005
                           --------- --------- ----------- -----------

REVENUES:
   Product revenue         $474,236  $367,903  $1,293,642  $1,029,334
   Service revenue           62,795    44,803     174,853     116,969
                           --------- --------- ----------- -----------
         Total revenues     537,031   412,706   1,468,495   1,146,303
                           --------- --------- ----------- -----------
COST OF REVENUES:
   Cost of product revenue  163,505   127,118     438,363     353,060
   Cost of service revenue   46,502    33,454     130,530      94,990
                           --------- --------- ----------- -----------
         Total cost of
          revenues          210,007   160,572     568,893     448,050
                           --------- --------- ----------- -----------
GROSS MARGIN                327,024   252,134     899,602     698,253
                           --------- --------- ----------- -----------

OPERATING EXPENSES:
    Sales and marketing     152,008   118,668     427,526     331,087
    Research and
     development             62,622    43,603     169,462     122,957
    General and
     administrative          24,742    20,136      67,349      54,888
    In process research
     and development              -         -       5,000           -
    Stock compensation        4,070     2,189       9,442       6,432
    Restructuring charges       117      (270)       (495)       (270)
                           --------- --------- ----------- -----------
        Total operating
         expenses           243,559   184,326     678,284     515,094
                           --------- --------- ----------- -----------

INCOME FROM OPERATIONS       83,465    67,808     221,318     183,159

OTHER INCOME (EXPENSES),
 net:
    Interest income           9,891     6,031      28,590      16,216
    Other expenses, net       1,001      (500)        453      (1,322)
    Net gain on
     investments                  -        41         101          41
                           --------- --------- ----------- -----------
          Total other
           income, net       10,892     5,572      29,144      14,935
                           --------- --------- ----------- -----------

INCOME BEFORE INCOME TAXES   94,357    73,380     250,462     198,094

PROVISION FOR INCOME TAXES   17,964    13,253      43,231      35,776
                           --------- --------- ----------- -----------

NET INCOME                  $76,393   $60,127    $207,231    $162,318
                           ========= ========= =========== ===========

NET INCOME PER SHARE:
    BASIC                     $0.21     $0.17       $0.56       $0.45
                           ========= ========= =========== ===========

    DILUTED                   $0.20     $0.16       $0.54       $0.43
                           ========= ========= =========== ===========

SHARES USED IN PER SHARE
 CALCULATION:
    BASIC                   371,768   362,563     370,069     359,031
                           ========= ========= =========== ===========

    DILUTED                 389,149   385,869     386,991     377,972
                           ========= ========= =========== ===========


                        NETWORK APPLIANCE, INC.
        NON-GAAP(1) CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                         January     January     January     January
                           27,         28,         27,         28,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
REVENUES:
   Product revenue       $474,236    $367,903  $1,293,642  $1,029,334
   Service revenue         62,795      44,803     174,853     116,969
                       ----------- ----------- ----------- -----------
       Total revenues     537,031     412,706   1,468,495   1,146,303
                       ----------- ----------- ----------- -----------
COST OF REVENUES:
   Cost of product
    revenue               159,639     126,260     430,443     350,486
   Cost of service
    revenue                46,502      33,454     130,530      94,990
                       ----------- ----------- ----------- -----------
       Total cost of
        revenues          206,141     159,714     560,973     445,476
                       ----------- ----------- ----------- -----------
GROSS MARGIN              330,890     252,992     907,522     700,827
                       ----------- ----------- ----------- -----------

OPERATING EXPENSES:
    Sales and
     marketing            151,305     118,461     426,109     330,467
    Research and
     development           62,622      43,603     169,462     122,957
    General and
     administrative        24,505      18,868      65,357      51,083
                       ----------- ----------- ----------- -----------
        Total
         operating
         expenses         238,432     180,932     660,928     504,507
                       ----------- ----------- ----------- -----------


INCOME FROM OPERATIONS     92,458      72,060     246,594     196,320


OTHER INCOME
 (EXPENSES), net           10,892       5,531      29,043      14,894
                       ----------- ----------- ----------- -----------

INCOME BEFORE INCOME
 TAXES                    103,350      77,591     275,637     211,214


PROVISION FOR INCOME
 TAXES                     18,603      14,742      49,615      40,131

                       ----------- ----------- ----------- -----------
NET INCOME                $84,747     $62,849    $226,022    $171,083
                       =========== =========== =========== ===========

NET INCOME PER SHARE:
    BASIC                   $0.23       $0.17       $0.61       $0.48
                       =========== =========== =========== ===========

    DILUTED                 $0.22       $0.16       $0.58       $0.45
                       =========== =========== =========== ===========

SHARES USED IN PER
 SHARE CALCULATION:
    BASIC                 371,768     362,563     370,069     359,031
                       =========== =========== =========== ===========

    DILUTED               389,149     385,869     386,991     377,972
                       =========== =========== =========== ===========

(1) Non-GAAP results of operations exclude amortization of intangible assets, in process research and development, stock compensation, restructuring charges/recoveries, net gain/loss on investments and the related effects on income taxes, as well as certain discrete GAAP provision for income tax matters recognized ratably for non-GAAP purposes.



                        NETWORK APPLIANCE, INC.
                  RECONCILIATION OF NON-GAAP AND GAAP
          IN THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share amounts)
                              (Unaudited)


                               Three Months Ended   Nine Months Ended
                              -------------------- -------------------
                               January    January   January   January
                                 27,        28,       27,       28,
                                2006       2005      2006      2005
                              ---------  --------- --------- ---------

SUMMARY RECONCILIATION OF NET
 INCOME
------------------------------
NET INCOME                     $76,393    $60,127  $207,231  $162,318

Adjustments:
    Amortization of
     intangible assets           4,806      2,333    11,329     6,999
    Stock compensation           4,070      2,189     9,442     6,432
    In process research and
     development                     -          -     5,000         -
    Restructuring charges
     (recoveries)                  117       (270)     (495)     (270)
    Net gain on investments          -        (41)     (101)      (41)
    Discrete GAAP provision
     matters recognized
     ratably for non-GAAP
     purposes                   (1,358)         -    (3,799)        -
    Income tax effect              719     (1,489)   (2,585)   (4,355)
                              ---------  --------- --------- ---------
NON-GAAP NET INCOME            $84,747    $62,849  $226,022  $171,083
                              =========  ========= ========= =========

DETAILED RECONCILIATION OF
 SPECIFIC ITEMS:
------------------------------

COST OF REVENUES              $210,007   $160,572  $568,893  $448,050
Adjustment:
    Amortization of
     intangible assets          (3,866)      (858)   (7,920)   (2,574)
                              ---------  --------- --------- ---------
NON-GAAP COST OF REVENUES     $206,141   $159,714  $560,973  $445,476
                              =========  ========= ========= =========

GROSS MARGIN                  $327,024   $252,134  $899,602  $698,253
Adjustment:
    Amortization of
     intangible assets           3,866        858     7,920     2,574
                              ---------  --------- --------- ---------
NON-GAAP GROSS MARGIN         $330,890   $252,992  $907,522  $700,827
                              =========  ========= ========= =========

SALES AND MARKETING EXPENSES  $152,008   $118,668  $427,526  $331,087
Adjustments:
    Amortization of
     intangible assets            (703)      (207)   (1,417)     (620)
                              ---------  --------- --------- ---------
NON-GAAP SALES AND MARKETING
 EXPENSES                     $151,305   $118,461  $426,109  $330,467
                              =========  ========= ========= =========

GENERAL AND ADMINISTRATIVE
 EXPENSES                      $24,742    $20,136   $67,349   $54,888
Adjustments:
    Amortization of
     intangible assets            (237)    (1,268)   (1,992)   (3,805)
                              ---------  --------- --------- ---------
NON-GAAP GENERAL AND
 ADMINISTRATIVE EXPENSES       $24,505    $18,868   $65,357   $51,083
                              =========  ========= ========= =========

OPERATING EXPENSES            $243,559   $184,326  $678,284  $515,094
Adjustments:
    Stock compensation          (4,070)    (2,189)   (9,442)   (6,432)
    In process research and
     development                     -          -    (5,000)        -
    Amortization of
     intangible assets            (940)    (1,475)   (3,409)   (4,425)
    Restructuring charges         (117)       270       495       270
                              ---------  --------- --------- ---------
NON-GAAP OPERATING EXPENSES   $238,432   $180,932  $660,928  $504,507
                              =========  ========= ========= =========

INCOME FROM OPERATIONS         $83,465    $67,808  $221,318  $183,159
Adjustments:
    In process research and
     development                     -          -     5,000         -
    Amortization of
     intangible assets           4,806      2,333    11,329     6,999
    Stock compensation           4,070      2,189     9,442     6,432
    Restructuring charges
     (recoveries)                  117       (270)     (495)     (270)
                              ---------  --------- --------- ---------
NON-GAAP INCOME FROM
 OPERATIONS                    $92,458    $72,060  $246,594  $196,320
                              =========  ========= ========= =========

TOTAL OTHER INCOME
 (EXPENSES), NET               $10,892     $5,572   $29,144   $14,935
Adjustments:
    Net gain on investments          -        (41)     (101)      (41)
                              ---------  --------- --------- ---------
NON-GAAP TOTAL OTHER INCOME
 (EXPENSES), NET               $10,892     $5,531   $29,043   $14,894
                              =========  ========= ========= =========

INCOME BEFORE INCOME TAXES     $94,357    $73,380  $250,462  $198,094
Adjustments:
    Amortization of
     intangible assets           4,806      2,333    11,329     6,999
    In process research and
     development                     -          -     5,000         -
    Stock compensation           4,070      2,189     9,442     6,432
    Restructuring charges
     (recoveries)                  117       (270)     (495)     (270)
    Net gain on investments          -        (41)     (101)      (41)
                              ---------  --------- --------- ---------
NON-GAAP INCOME BEFORE INCOME
 TAXES                        $103,350    $77,591  $275,637  $211,214
                              =========  ========= ========= =========

PROVISION FOR INCOME TAXES     $17,964    $13,253   $43,231   $35,776
Adjustments:
    Discrete GAAP provision
     matters recognized
     ratably for non-GAAP
     purposes                    1,358          -     3,799         -
    Income tax effect             (719)     1,489     2,585     4,355
                              ---------  --------- --------- ---------
NON-GAAP PROVISION FOR INCOME
 TAXES                         $18,603    $14,742   $49,615   $40,131
                              =========  ========= ========= =========


                        NETWORK APPLIANCE, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            (In thousands)
                              (Unaudited)

                              Three Months Ended    Nine Months Ended
                             --------------------- -------------------
                               January    January   January   January
                                 27,        28,       27,       28,
                                2006       2005      2006      2005
                             ----------- --------- --------- ---------
Cash Flows from Operating
 Activities:
  Net income                    $76,393   $60,127  $207,231  $162,318
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation                 16,091    13,217    46,175    39,869
    In process research and
     development                      -         -     5,000         -
    Amortization of
     intangible assets            4,806     2,333    11,329     6,999
    Amortization of patents         496       451     1,487     1,352
    Stock compensation            4,070     2,189     9,442     6,432
    Net gain on investments           -       (41)     (101)      (70)
    Net loss on disposal of
     equipment                      158       388     1,318       907
    Allowance for doubtful
     accounts                       575       (78)      921       325
    Deferred income taxes            14       730        14       730
    Deferred rent                   (68)        2       301       228
    Changes in assets and
     liabilities:
      Accounts receivable       (41,882)  (14,712)  (70,153)  (40,065)
      Inventories               (24,832)   (6,390)  (38,397)  (12,383)
      Prepaid expenses and
       other assets              (3,525)   (2,988)   (6,590)    3,011
      Accounts payable            6,300    10,684    16,072    15,355
      Income taxes payable       15,462    11,066    39,606    24,577
      Accrued compensation
       and related benefits      24,050    12,707    12,992    16,508
      Other accrued
       liabilities                3,849     8,228       970     8,008
      Deferred revenue           58,962    50,179   144,737   110,534
                             ----------- --------- --------- ---------
         Net cash provided
          by operating
          activities            140,919   148,092   382,354   344,635
                             ----------- --------- --------- ---------
Cash Flows from Investing
 Activities:
  Purchases of investments     (116,758) (320,614) (450,555) (669,562)
  Redemptions of investments     53,182   193,085   471,755   456,387
  Increase in restricted
   cash                              69         -    (1,997)        -
  Purchases of property and
   equipment                    (33,464)  (17,245)  (96,476)  (64,756)
  Proceeds from sales of
   investments                        -        49       130       347
  Purchases of equity
   securities                      (150)     (125)   (7,100)     (125)
  Purchase of business, net
   of cash acquired                   -         -   (53,747)        -
                             ----------- --------- --------- ---------
         Net cash used in
          investing
          activities            (97,121) (144,850) (137,990) (277,709)
                             ----------- --------- --------- ---------
Cash Flows from Financing
 Activities:
  Proceeds from sale of
   common stock related to
   employee stock
   transactions                  69,236   106,743   141,725   153,460
  Tax withholding payments
   reimbursed by restricted
   stock                           (192)        -      (794)      (43)
  Repurchases of common
   stock                       (145,583)  (49,980) (390,147) (132,993)
                             ----------- --------- --------- ---------
         Net cash provided
          by (used in)
          financing
          activities            (76,539)   56,763  (249,216)   20,424
                             ----------- --------- --------- ---------

Effect of Exchange Rate
 Changes on Cash                   (847)      824      (565)    1,695

Net Increase (Decrease) in
 Cash and Cash Equivalents      (33,588)   60,829    (5,417)   89,045
Cash and Cash Equivalents:
  Beginning of period           221,713   120,544   193,542    92,328
                             ----------- --------- --------- ---------
  End of period                $188,125  $181,373  $188,125  $181,373
                             =========== ========= ========= =========
Noncash Investing and
 Financing Activities:
  Conversion of evaluation
   inventory to fixed assets     $5,282     3,717    14,393     8,468
  Deferred stock
   compensation, net of
   reversals                        708       885     2,897       512
  Income tax benefit from
   employee stock
   transactions                   6,045    13,152    22,334    27,829
  Acquisition of property
   and equipment on account       5,033         -    11,158         -
  Stock issued for
   acquisition                        -         -   191,874         -
  Options assumed for
   acquired business                  -         -    38,456         -

Supplemental cash flow
 information:
  Income taxes paid               1,936     1,803     5,625    11,975
  Income tax refund                  13        16     2,345    10,588


                        NETWORK APPLIANCE, INC.
              RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
                    EXPRESSED AS EARNINGS PER SHARE
                  FOURTH QUARTER AND FISCAL YEAR 2006
                              (Unaudited)


                                    Projected Year     Projected Year
                                   Over Year Fourth      Over Year
                                    Quarter Revenue     Annual FY06
                                     Growth Range      Revenue Growth
                                                           Range
                                  -------------------  ---------------

                                     28%       30%       28%     29%
                                   ------- ----------  ------- -------

ADJUSTMENTS OF SPECIFIC ITEMS TO
   EARNINGS PER SHARE FOR THE
   FOURTH QUARTER AND FISCAL
   YEAR 2006 ($):

COST OF REVENUES
Adjustment:
    Amortization of intangible
     assets                        (0.010)    (0.010)  (0.030) (0.030)

OPERATING EXPENSES
Adjustments:
    Stock compensation             (0.010)    (0.010)  (0.035) (0.035)
    Amortization of intangible
     assets                        (0.002)    (0.002)  (0.011) (0.011)
    Restructuring charges               -          -    0.001   0.001
    In-process research and
     development                        -          -   (0.013) (0.013)


TOTAL OTHER INCOME (EXPENSES), NET
Adjustments:
    Net (gain)/loss on investments      -          -        -       -


PROVISION FOR INCOME TAXES
Adjustments:                        0.001      0.001    0.018   0.018
    Income tax effect
                                   ------- ----------  ------- -------
NET DECREASE IN EARNINGS PER SHARE (0.021)    (0.021)  (0.070) (0.070)
                                   ======= ==========  ======= =======

    CONTACT: Network Appliance, Inc.
             Jodi Baumann, 408-822-3974 (Press)
             jodi@netapp.com
             Tara Calhoun, 408-822-6909 (Investors)
             tara@netapp.com
             Billie Fagenstrom, 408-822-6428 (Investors) billief@netapp.com